UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

RENATUS TACTICAL ACQUISITION CORP I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42650	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1825 Ponce de Leon Blvd, Suite 260 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (645) 201-8586

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	RTACU	The Nasdaq Global Market
Class A ordinary shares, par value $0.0001 per share, included as part of the units	RTAC	The Nasdaq Global Market
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	RTACW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2026, the Board of Directors (the “Board”) of Renatus Tactical Acquisition Corp. I (the “Company”) appointed Lauren Selig (the “Directors”) as a director of the Company, effective immediately. Ms. Selig was also appointed to the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Lauren Selig has over 25 years of experience in the entertainment, technology, artificial intelligence, blockchain and venture investment industries. Since 2013, Ms. Selig has served as the founder of Shake and Bake Productions, where she focuses on investing in, financing and producing film, television and investing in technology, space, artificial intelligence and biotechnology-related ventures. Ms. Selig currently serves on the boards of the XPRIZE, and Pendrell Corporation. She also serves as an advisor to various private companies including Poolside AI, New Republic Pictures, Tabit, Lila AI, Pulse Space and Accrete and has made investments in dozens of technology and growth-stage companies over the span of her career. Ms. Selig received a Bachelor of Science in International Relations from Georgetown University’s School of Foreign Service and the London School of Economics. She also earned a Juris Doctor and a Master of Business Administration, with a focus on technology management, from Northwestern University and the University of Washington, respectively. Ms. Selig is well qualified to serve on our Board due to her extensive experience in entrepreneurship, strategic investments, corporate governance and finance.

In connection with her appointment, Ms. Selig has entered into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreement and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

The Company has entered into an indemnity agreement with Ms. Selig in the same form as its standard form of indemnification agreement with its other directors and in the same form as previously filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2025. Furthermore, Ms. Selig is become a signatory to the letter agreement, dated May 14, 2025 as previously filed with the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2025 entered into by the Company and its directors and officers in connection with the Company’ initial public offering, pursuant to which Ms. Selig has agreed to vote any Class A Ordinary Shares held by her in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months (or up to 30 months by resolution of the Board) or such longer period as is approved by the Company’s shareholders; and to certain transfer restrictions with respect to the Company’s securities.

There are no family relationships between Ms. Selig and any other director or executive officer of the Company, and Ms. Selig was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Ms. Selig will not be compensated by the Company for her services as a director and has not entered into an employment agreement with the Company. However, International SPAC Management Group I LLC, the Company’s sponsor, will transfer 50,000 Class B ordinary shares of the Company to Ms. Selig as compensation for her services as a director of the Company. Ms. Selig has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2026

RENATUS TACTICAL ACQUISITION CORP I

By:	/s/ Eric Swider
Name:	Eric Swider
Title:	Chief Executive Officer

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